Exhibit 99.1
Coupang Completes Acquisition of Farfetch

SEATTLE AND LONDON – JANUARY 31, 2024 – Coupang, Inc. announced today that it has completed the acquisition of the assets of global online luxury company Farfetch Holdings plc. By providing access to $500M in capital, this acquisition allows Farfetch to continue delivering exceptional services for its brand and boutique partners, and to more than four million customers around the world. By leveraging Coupang’s operational excellence and innovative logistics, Farfetch is now well-positioned to pursue steady and thoughtful growth.
About Coupang
Coupang, a Fortune 200 company listed on the New York Stock Exchange (NYSE: CPNG), is one of the largest retailers in the world. Its mission is to revolutionize the lives of its customers and create a world where people wonder, "How did we ever live without Coupang?" Coupang offers a variety of services, including same-day and dawn delivery of merchandise, delivery of prepared foods through Coupang Eats, fintech through Coupang Pay, and video streaming through Coupang Play. Coupang is headquartered in the United States, with operations and support services performed in markets including South Korea, Taiwan, Singapore, China, and India.

FORWARD-LOOKING STATEMENTS
This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," "strives," "goal," "intends," "may," "endeavors," "continues," "projects," "seeks," or "targets," or the negative of these terms or other comparable terminology, as well as similar expressions) should be considered to be forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements, as these statements are the management's beliefs and assumptions, many of which, by their nature, are inherently uncertain, and outside of the management's control. Factors that may cause actual results to differ materially from those in any forward‑looking statements include, without limitation, (i) the effect of the announcement or the transaction on Coupang or Farfetch’s business relationships, operating results, growth, and business generally, (ii) risks that the transaction disrupts current Coupang’s plans and operations and potential difficulties in employee retention at both companies as a result of the transaction, (iii) risks related to diverting management’s attention from Coupang’s ongoing business operations, (iv) the outcome of any legal proceedings that may be instituted against Coupang or Farfetch related to the transaction, (v) the ability of Coupang to successfully integrate Farfetch’s operations and technology, and (vi) the ability of Coupang to implement its plans, forecasts, and other expectations with respect to the combined company’s business after the completion of the acquisition and realize additional opportunities for growth and innovation; and other risks, uncertainties and factors relating to Coupang's operations and financial performance discussed in its filings with the SEC. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this press release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Media Contact:
Coupang PR
press@coupang.com